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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                              -------------------------

                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): February 9, 1998


                               Getty Images, Inc.
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             (Exact name of Registrant as specified in its charter)



   Delaware                         0-28586                     98-0177556
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(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


  122 South Michigan Avenue, Suite 900
     Chicago, Illinois                                             60603
     ---------------------------------                           ----------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:            (312) 644-7880

                                         None
  ---------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

             On February 9, 1998, Getty Communications plc, a company organized under the laws of England and Wales ("Getty Communications"), completed the previously announced merger transactions between Getty Communications and PhotoDisc, Inc., a Washington corporation ("PhotoDisc"). PhotoDisc is a leader in the development and marketing of digital stock photography products and electronic delivery of images. The transactions were completed pursuant to the Merger Agreement (the "Merger Agreement"), dated as of September 15, 1997, among Getty Images, Inc., a Delaware corporation ("Getty Images"), Getty Communications, PhotoDisc and Print Merger, Inc., a wholly owned subsidiary of Getty Images ("Merger Sub").

             The merger transactions were approved by the shareholders of each of Getty Communications and PhotoDisc on January 30, 1998. Pursuant to the transactions, Getty Communications formed Getty Images as the new U.S. holding company for Getty Communications and PhotoDisc. Ordinary shares of Getty Communications (including ordinary shares underlying Getty Communications American Depositary Shares ("ADSs")) were converted into approximately 19.2 million shares of Getty Images common stock. In accordance with the previously announced terms for the transactions, one share of Getty Images common stock was issued for every two ordinary shares of Getty Communications (one share of Getty Images common stock for each Getty Communications ADS). In addition, PhotoDisc was merged with and into Merger Sub, a wholly owned subsidiary of Getty Images. Getty Images issued approximately 8.1 million shares of Getty Images common stock to the former holders of shares of PhotoDisc common stock in exchange for all of the issued and outstanding shares of PhotoDisc common stock (of which approximately 1.0 million shares were placed in escrow by certain former principal stockholders of PhotoDisc to secure certain indemnification of obligations). In addition, Getty Images paid approximately $39.6 million in cash to the former holders of shares of PhotoDisc common stock and holders of options to purchase PhotoDisc common stock. Holders of options to purchase shares of PhotoDisc common stock also received options to purchase up to an aggregate of approximately 1.8 million shares of Getty Images common stock on terms adjusted to reflect the PhotoDisc exchange ratio. The consideration paid to the former PhotoDisc stockholders and optionholders was based on, among other things, the average closing price of Getty Communications ADSs on the Nasdaq National Market during the ten trading days prior to February 9, 1998, which was $18.4375.

             Descriptions of PhotoDisc and the transactions were included in the Registration Statement on Form S-4 (No. 333-38777) filed by Getty Images with the Securities and Exchange Commission (as amended, the "Registration Statement") in connection with the meetings of shareholders of Getty Communications and PhotoDisc that were required to approve the transactions.

             As a result of the merger, Getty Images has become the successor to Getty Communications. Trading in Getty Communications ADSs on the Nasdaq National Market (NASDAQ: GETTY) has been terminated and trading has commenced in shares of Getty Images common stock on the Nasdaq National Market (NASDAQ:
GETY). Registration of the Getty Communications ordinary shares and ADS under the Securities Exchange Act of 1934, as amended, will be terminated.

             Also on February 9, 1998, Getty Investments L.L.C. ("Getty Investments") completed its subscription for 1,518,644 shares of Getty Images common stock at a purchase price of $18.4375 per share or an aggregate of $28 million.

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             On February 9, 1998, Getty Images and Getty Communications also completed the acquisition of all of the issued and outstanding shares of Allsport Photographic plc ("Allsport"). Allsport is a leading sports photographic agency, whose customers include major newspaper groups worldwide, publishers, sports governing bodies and sponsors. In this transaction, Getty Images issued an aggregate of 1,137,916 shares of Getty Images common stock to certain of the former Allsport shareholders and Getty Communications paid an aggregate of approximately L16.5 million in cash to the former Allsport shareholders. The former Allsport shareholders are the founders and senior managers of Allsport. A copy of the acquisition agreement is attached to this Report on Form 8-K as Exhibit 2.2.

             Upon completion of the above transactions, approximately 29.9 million shares of Getty Images common stock were outstanding as of February 9, 1998.

             To finance in part these transactions, on February 9, 1998, Getty Images, Getty Communications and certain of their subsidiaries entered into a credit agreement (the "Credit Agreement") with Midland Bank plc as arranger, the banks named therein (the "Banks"), and HSBC Investment Bank plc as security agent and facility agent. Pursuant to the Credit Agreement, the Banks granted to Getty Images, Getty Communications and certain of their subsidiaries (i) a $24.0 million term loan facility (the "Tranche A Facility"), (ii) a L16.0 million multicurrency term loan facility (the "Tranche B Facility") and (iii) a L6.75 million revolving credit facility (the "Tranche C Facility"). The obligations of the borrowers under the Credit Agreement are secured by guarantees by certain subsidiaries of Getty Images, pledges of the shares of certain subsidiaries of Getty Images and other security. On February 9, 1998, Getty Images borrowed $24.0 million under the Tranche A Facility and L16.0 million under the Tranche B Facility.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)    Financial Statements of Businesses Acquired.

             Financial statements of PhotoDisc as of and for the years ended December 31, 1994, 1995 and 1996 and as and for the nine months ended September 30, 1997 were included in the Registration Statement.

             Financial statements of Allsport required pursuant to Item 7(a) of Form 8-K will be filed by amendment within 60 days of the filing of this Report on Form 8-K.

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      (b)    Pro Forma Financial Information

             Pro forma financial information reflecting the planned acquisition of PhotoDisc on the basis of certain assumptions was included in the Registration Statement.

             Pro forma financial information required pursuant to Item 7(b) of Form 8-K in connection with the acquisition of Allsport will be filed by amendment within 60 days of the filing of this Report on Form 8-K.

      (c)    Exhibits

             2.1 Merger Agreement dated as of September 15, 1997 among Getty Images, Getty Communications, PhotoDisc and Merger Sub (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-4 (No. 333-38777) filed by Getty Images with the Securities and Exchange Commission, as amended).

             2.2 Agreement for the sale of the whole of the issued share capital of Allsport Photographic plc dated February 6, 1998 among Getty Images, Getty Communications and Stephen Michael Powell and others named therein.


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

             As described under Item 2 above, on February 9, 1998, Getty Images and Getty Communications completed the acquisition of all of the issued and outstanding shares of Allsport. In connection with this acquisition, Getty Images issued an aggregate of 1,115,784 shares of Getty Images common stock to four former shareholders of Allsport pursuant to Rule 903 of Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act").

             The issuance of such shares to such persons was made in an offshore transaction within the meaning of Regulation S and no directed selling efforts were made in the United States in connection with such issuance. Each of such persons agreed not to sell or otherwise transfer any of the shares of Getty Images common stock received in connection with the acquisition, except with the prior written consent of Getty Images and Getty Communications or to certain persons who agree to be bound to such restrictions, until the earlier of (i) the date of the publication of the audited financial statements of Getty Images for the year ending December 31, 1998 and (ii) April 30, 1999. Each of such persons also represented and warranted to Getty Images and Getty Communications, among other things, (i) that such person was not a U.S. person and was not acquiring shares for the account or benefit of any U.S. person, (ii) that neither such person nor any of its affiliates engaged in any directed

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selling efforts with respect to such shares and that such persons will comply with the offering restrictions requirements of Regulation S, (iii) that such person acknowledged that the issuance of such shares was not registered under the Securities Act and that there were restrictions on the resale of such shares, (iv) that such person was purchasing such shares for his own account for investment and not with a view to distribution and (v) that such person understood that a legend referring to applicable transfer restrictions would be placed on certificates representing such shares.




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                                     SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GETTY IMAGES, INC.



Date: February 24, 1998                 By:  /s/ Lawrence Gould
      -----------------                      ------------------------------
                                                 Lawrence Gould


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

                                   EXHIBIT INDEX

Exhibit
Number              Description
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
2.1                 Merger Agreement dated as of September 15, 1997 among Getty
                    Images, Getty Communications, PhotoDisc and Merger Sub
                    (incorporated by reference to Exhibit 10.1 of the
                    Registration Statement on Form S-4 (No. 333-38777) filed by
                    Getty Images with the Securities and Exchange Commission, as amended).

2.2 Agreement for the sale of the whole of the issued share capital of Allsport Photographic plc dated February 6, 1998 among Getty Images, Getty Communications and Stephen Michael
                    Powell and others named therein.
